Exhibit 10.01

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) effective as of April 30, 2009, by and among BLOUNT, INC., a Delaware corporation (“Blount, Inc.”), GEAR PRODUCTS, INC., an Oklahoma corporation (“Gear”), OMARK PROPERTIES, INC., an Oregon corporation (“Omark”), WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company (“Windsor”) (Gear, Omark, Windsor and Blount, Inc. are sometimes collectively referred to herein as “Borrowers” and individually as “Borrower”); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), in its capacity as Agent for the Lenders (as defined below) (“Agent”); and the other Lenders party hereto.

W I T N E S S E T H:

WHEREAS, Borrowers, the other Credit Parties signatory thereto, the lenders party thereto from time to time (the “Lenders”) and Agent are parties to that certain Amended and Restated Credit Agreement dated as of August 9, 2004, as amended pursuant to that certain First Amendment dated as of December 1, 2004, as further amended pursuant to that certain Second Amendment dated as of June 10, 2005, as further amended pursuant to that certain Third Amendment dated as of March 23, 2006, as further amended pursuant to that certain Fourth Amendment dated as of March 23, 2006, as further amended pursuant to that certain Fifth Amendment dated as of November 5, 2007 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, Borrowers and the other Credit Parties have requested that Lenders holding the Revolving Loan Commitment amend certain terms under the Credit Agreement; and

WHEREAS, Borrowers and Lenders have agreed to the requested amendments on the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that all capitalized terms not otherwise defined herein (including the recitals and preamble hereof) shall have the meanings ascribed to such terms in the Credit Agreement and further agree as follows:

1.             Amendments to the Credit Agreement.

(a)           Section 1.5 of the Credit Agreement, Interest and Applicable Margins, is hereby modified and amended by deleting subsection (a) in its entirety and inserting the following in lieu thereof:

“(a)         US Borrowers shall pay interest to Agent, for the ratable benefit of US Lenders, in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the US Index Rate plus the Applicable Revolver US Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; (ii) with respect to the Swing Line Loan, the US Index Rate plus the Applicable Revolver US Index Margin per annum, based on the aggregate Swing Line Loans outstanding from time to time; and (iii) with respect to the Term Loan B, the US Index Rate plus the Applicable Term Loan B Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Term Loan B LIBOR Margin per annum, based on the aggregate Term Loan B outstanding from time to time.

The Applicable Margins are as follows:

Applicable Revolver US Index Margin	3.25%
Applicable Revolver LIBOR Margin	5.00%
Applicable Term Loan B Index Margin	0.00%
Applicable Term Loan B LIBOR Margin	1.75%
Applicable Unused Line Fee Margin	1.00%”

(b)           Annex A to the Credit Agreement, Definitions, is hereby modified and amended to delete the definitions of “Commitment Termination Date”, “LIBOR Rate”, “Revolving Loan Commitment” and “US Index Rate” in their entirety and inserting the following in lieu thereof:

““Commitment Termination Date” means the earliest of (a) with respect to all Commitments and Loans and for purposes of clause (e) of the definition of US Pro Rata Share, August 9, 2010, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of all Commitments to zero dollars ($0).

“LIBOR Rate” means:

(a)           with respect to each Revolving Loan bearing interest at the LIBOR Rate, for each LIBOR Period, a rate of interest determined by Agent equal to the greater of (i)(A) the offered rate for deposits of US Dollars for a three-month LIBOR Period that appears on Reuters Screen LIBOR01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in each LIBOR Period; divided by (B) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is 2 LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System; and (ii) 2.50%.  With respect to any Revolving Loans, if no such offered rate exists, such rate shall be the rate of interest per annum, as determined by Agent and Borrower Representative (rounded upwards, if necessary, to the nearest 1/100 of 1.00%) at which deposits of US Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in the applicable LIBOR Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for the applicable LIBOR Period and for an amount equal or comparable to the principal amount of the Revolving Loans to be borrowed, converted or continued as a LIBOR Loan on such date of determination.

(b)           with respect to Term Loans bearing interest at the LIBOR Rate, for each LIBOR Period, a rate of interest determined by Agent equal to: (i) the offered rate for deposits in US Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by (ii) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is 2 LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.  With respect to Term Loans, if such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower Representative.

“Revolving Loan Commitment” means (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on its signature page to the Sixth Amendment or, if such Lender enters into an Assignment Agreement after the Sixth Amendment Effective Date, in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Ninety Million Dollars ($90,000,000) on the Sixth Amendment

Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

“US Index Rate” means:

(a)           with respect to any Revolving Loan bearing interest at the US Index Rate, for any day, a rate per annum equal to the highest of (i) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate, or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by Agent) or any similar release by the Federal Reserve Board (as reasonably determined by Agent), (ii) the sum of (x) the Federal Funds Rate, plus (y) 3.00% per annum and (iii) the sum of (x) the LIBOR Rate calculated for each day based on a LIBOR Period of three (3) months determined two (2) Business Days prior to such day, plus (y) the excess of the Applicable Revolver LIBOR Margin over the Applicable Revolver US Index Margin, in each instance, as of such day; and

(b)           with respect to the Term Loans, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the “base rate on corporate loans posted by at least 75.00% of the nation’s 30 largest banks” (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum.

Each change in any interest rate provided for in the Agreement based upon the US Index Rate shall take effect at the time of such change in the US Index Rate.”

(c)           Annex A to the Credit Agreement, Definitions, is hereby further modified and amended by inserting the following definition in the appropriate alphabetical order:

““Sixth Amendment” shall mean that certain Sixth Amendment to Amended and Restated Credit Agreement, dated as of the Sixth Amendment Effective Date, among the Borrowers, Agent and Lenders party thereto.

“Sixth Amendment Effective Date” means April 30, 2009.”

(d)           The Credit Agreement is hereby modified and amended by deleting all references to the Revolving Loan Commitments set forth on Annex J to the Credit Agreement in their entirety and replacing such Revolving Loan Commitments, effective as of the Sixth Amendment Effective Date, with the information set forth on Annex J-1 attached hereto as Exhibit A.

2.             No Other Amendments.  Except as otherwise expressed herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent and Lenders under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents.  Except for the amendments set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Credit Party hereby ratifies and confirms its obligations thereunder.  This Amendment shall not constitute a modification of the Credit Agreement or any other Loan Document or a course of dealing between Borrowers and the other Credit Parties, on the one hand, and Lenders, on the other hand, at variance with the Credit Agreement or any other Loan Document such as to require further notice by Lenders to Borrowers or such Credit Parties to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except as expressly set forth herein. Each Borrower and each other Credit Party acknowledges and expressly agrees that Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents.  Neither any Borrower nor any other Credit Party has knowledge of any challenge to Lenders’ claims arising under the Loan Documents or the effectiveness of the Loan Documents.

3.             Conditions Precedent to Effectiveness.  This Amendment shall be effective as of the date first written above upon satisfaction of the following:

(a)           Agent’s receipt of a counterpart hereof duly executed by Borrowers and each Lender holding a Revolving Loan Commitment;

(b)           Agent’s receipt of a counterpart of certain Fee Letter, dated as of the Sixth Amendment Effective Date, between Borrowers and Agent; and

(c)           The representations and warranties of Borrowers and other Credit Parties contained in this Amendment shall be true and accurate in all respects.

4.             Representations and Warranties of Borrowers and Other Credit Parties.  The Credit Parties executing this Amendment, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Amendment:

(a)           This Amendment has been executed and delivered by duly authorized representatives of each Credit Party, and the Credit Agreement, as modified and amended by this Amendment, constitutes a legal, valid and binding obligation of each Credit Party, and is enforceable against each Credit Party in accordance with its terms;

(b)           No Default or Event of Default has occurred or is continuing; and

(c)           All of the representations and warranties of each Credit Party contained in the Credit Agreement continue to be true and correct in all material respects as of the date hereof as though made on and as of such date, except to the extent that such representation or warranty expressly relates to an earlier date or except for changes therein expressly permitted or expressly contemplated by the Credit Agreement, as amended hereby.

5.             Effect on the Credit Agreement and other Loan Documents.  Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect, and are hereby ratified, reaffirmed and confirmed. This Amendment shall be deemed to be a Loan Document for all purposes.

6.             Costs and Expenses.  Each Borrower, jointly and severally, agrees to pay on demand all fees, costs and expenses incurred in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees, costs and expenses of counsel for Agent with respect thereto and with respect to advising Agent as to its rights and responsibilities hereunder and thereunder.

7.             Counterparts.  This Amendment may be executed in any number of separate counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile or other electronic transmission shall be deemed an original signature hereto.

8.             GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AMENDMENT, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED FURTHER,  THAT NOTHING IN THIS AMENDMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT, AND CREDIT PARTIES MAY MAKE ANY COUNTERCLAIMS RELATING TO THE SAME MATTER, REQUESTS FOR EQUITABLE RELIEF RELATING TO THE SAME MATTER OR AFFIRMATIVE DEFENSES IN CONNECTION THEREWITH.  EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT

AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed under seal by their duly authorized officers, as of the day and year first written above.

BORROWERS:

BLOUNT, INC., a Delaware corporation

By:	/s/ Calvin E. Jenness
Name:	Calvin E. Jenness
Title:	Senior Vice President

GEAR PRODUCTS, INC., an Oklahoma corporation

By:	/s/ Calvin E. Jenness
Name:	Calvin E. Jenness
Title:	Vice President

OMARK PROPERTIES, INC., an Oregon corporation

By:	/s/ Richard H. Irving, III
Name:	Richard H. Irving, III
Title:	Vice President

WINDSOR FORESTRY TOOLS LLC, a Tennessee limited liability company

By: Blount, Inc., its sole member

By:	/s/ Richard H. Irving, III
Name:	Richard H. Irving, III
Title:	Senior Vice President

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent and a Lender

By:	/s/ Judith A. Langan
Name:	Judith A. Langan
Title:	Duly Authorized Signatory

NAVIGATOR CDO 2004, LTD., as a Lender

By:	GE Asset Management Inc., as Collateral Manager

By:	/s/ John Campos
Name:	John Campos
Title:	Authorized Signatory

ANTARES CAPITAL CORPORATION, as a Lender

By:	/S/ Judith A. Langan
Name:	Judith A. Langan
Title:	Duly Authorized Signatory

The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

CREDIT PARTIES:

BLOUNT INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Calvin E. Jenness
Name:	Calvin E. Jenness
Title:	Senior Vice President

BI, L.L.C., a Delaware limited liability company

By: Blount, Inc., its managing member

By:	/s/ Richard H. Irving, III
Name:	Richard H. Irving, III
Title:	Senior Vice President

4520 CORP., INC., a Delaware corporation

By:	/s/ Richard H. Irving, III
Name:	Richard H. Irving, III
Title:	Vice President

EXHIBIT A

ANNEX J-1

Lender	Revolving Loan Commitment

General Electric Capital Corporation	$85,500,000

Antares Capital Corporation	$3,300,000

Navigator CDO 2004 Ltd.	$1,200,000